UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):         January 15, 2007

SUN HEALTHCARE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-49663	85-0410612
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18831 Von Karman, Suite 400 Irvine, CA	92612
(Address of principal executive offices)	(Zip Code)

No Change
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Sun Healthcare Group, Inc. (“Sun”) has entered into an Agreement, dated as of January 17, 2007 (the “Agreement”), with DFW Capital Partners, L.P. (“DFW”), Steelhead Investments Ltd. (“Steelhead”) and, for purposes of certain sections of the Agreement, RFE Investment Partners V, L.P. and RFE VI SBIC, L.P. (collectively, “RFE”). A copy of the Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

The Agreement was entered into in connection with the sale of 1,811,620 shares of the common stock of Sun (the “Shares”) by DFW to Steelhead, pursuant to an effective registration statement filed by Sun under the Securities Act of 1933 relating to the resale of shares of Sun held by former shareholders of Peak Medical Corporation. The Agreement provides, among other things, that:

(i) until the earlier of December 9, 2008 and or an Early Release Event (as defined in the Agreement), Steelhead will not transfer a number of the Shares within any three-month period that exceeds 1.053% of the total number of shares of the common stock of Sun then outstanding;

(ii) Steelhead will not knowingly transfer any of the Shares constituting 2% or more of the total shares of common stock of Sun then outstanding to any one person or group;

(iii) the Pro Rata Limit of RFE under the Registration Rights Agreement, dated as of May 16, 2005, as amended as of July 7, 2005 (the “Registration Rights Agreement”), among Sun, DFW, RFE and certain other parties is fixed at 2.947% of the total number of shares of the common stock of Sun then outstanding; and

(iv) except for certain indemnification and contribution rights, DFW will have no further rights or obligations under the Registration Rights Agreement or the Stockholders’ Agreement, dated May 16, 2005, as amended as of July 7, 2005 and September 16, 2005, among Sun, the former stockholders of Peak Medical Corporation and James A. Parsons, including the right to nominate a director to the Board of Directors of Sun.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

     Keith W. Pennell has resigned as a member of the board of directors of Sun, effective January 15, 2007. Mr. Pennell’s resignation is in connection with the intended sale of approximately 1.8 million shares of the common stock of Sun then held by DFW, approximately 4.2 percent of the outstanding common stock of Sun. DFW had nominated Mr. Pennell as a director in December 2005, pursuant to the terms of the Registration Rights Agreement. DFW’s sale is being made in connection with a planned winding down of an investment partnership that holds such common stock.

Item 9.01 Financial Statements and Exhibits

10.1
Agreement, dated as of January 17, 2007, by and between Sun Healthcare Group, Inc., DFW Capital Partners, L.P., Steelhead Investments Ltd. and, for purposes of Sections 3 and 4 of the Agreement only, RFE Investment Partners V, L.P and RFE VI SBIC, L.P.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUN HEALTHCARE GROUP, INC.

/s/ Mike Berg
Name: Mike Berg
Title: Secretary

Dated:  January 18, 2007